Exhibit 99.1

Life Storage, Inc. Reports Second Quarter 2022 Results

BUFFALO, N.Y.--(BUSINESS WIRE)--August 3, 2022--Life Storage, Inc. (NYSE:LSI), a leading national owner and operator of self-storage properties, reported operating results for the quarter ended June 30, 2022.

Highlights for the Second Quarter Included:

  Generated net income attributable to common shareholders of $92.3 million, or $1.09 per fully diluted common share.
  Achieved adjusted funds from operations (“FFO”)(1) per fully diluted common share of $1.65, a 37.5% increase over the same period in 2021.
  Increased same store revenue by 18.9% and same store net operating income (“NOI”)(2) by 25.4%, year-over-year. Both same store revenue and same store net operating income accelerated from the growth reported in the first quarter of 2022.
  Acquired 13 stores for $262.6 million, including five stores from the Company’s third-party management platform.
  Added 17 stores (gross) to the Company’s third-party management platform.

Joe Saffire, the Company’s Chief Executive Officer, stated, “We continue to be on track and well positioned for another strong year. I cannot be more pleased with how our team has performed during this past year with occupancy and strong pricing power supporting 21 straight months of positive rent roll up. Our focus to continually optimize revenue resulted in same store achieved rate growth of 20% when compared to last year, supporting same store revenue growth of 18.9% and same store NOI growth of 25.4% year over year. We achieved significant FFO growth, allowing us to increase our dividend paid in July by 46% from one year ago. We also added scale to key existing markets with the addition of 13 wholly owned stores and 17 stores to our third-party management platform. Our second quarter performance, together with continuing strong fundamentals and our ability to execute on our strategic initiatives, positions us well to continue to grow shareholder value.”

FINANCIAL RESULTS:

In the second quarter of 2022, the Company generated net income attributable to common shareholders of $92.3 million or $1.09 per fully diluted common share, compared to net income attributable to common shareholders of $57.5 million, or $0.74 per fully diluted common share, in the second quarter of 2021.

Funds from operations for the quarter were $1.68 per fully diluted common share compared to $1.22 for the same period last year. Adjusted FFO per fully diluted common share for the quarter was $1.65, after adjusting primarily for a $1.9 million gain on the sale of non-real estate assets, compared to $1.20 for the quarter ended June 30, 2021.

OPERATIONS:

Revenues for the 580 stabilized stores wholly owned by the Company since December 31, 2020 increased 18.9% in the second quarter of 2022 compared to the same quarter of 2021. The increase largely resulted from the impact of a 20.0% increase in realized rental rates with occupancy for the second quarter of 2022 averaging 94.0%.

Same store operating expenses increased 4.3% for the second quarter of 2022 compared to the prior year period, the result of increased office and other expenses, repairs and maintenance, and utilities expenses with payroll and benefits remaining flat. Same store NOI increased 25.4% in the second quarter of 2022 as compared to the second quarter of 2021.

During the second quarter of 2022, the Company achieved double digit same store revenue growth in 32 of its 33 major markets. Overall, the markets with the strongest positive revenue impact were various markets in Florida; Los Angeles, CA; Atlanta, GA; Phoenix, AZ; Buffalo-Upstate, NY; Austin, TX; and Las Vegas, NV.

PORTFOLIO TRANSACTIONS:

Wholly Owned Portfolio

During the quarter, the Company acquired 13 stores in Florida (6), New York (3), California (1), Texas (1), Georgia (1), and Massachusetts (1) for a total purchase price of $262.6 million. One of the New York stores was acquired as a result of the Company’s acquisition of the remaining 14.2% ownership interest in one of its unconsolidated joint ventures. The purchase price of such acquisition included the Company’s net investment to acquire the remaining equity in this joint venture of $5.6 million and the carrying value of the Company’s total equity investment in the joint venture of $30.2 million.

At June 30, 2022, the Company was under contract to acquire seven self-storage facilities in California (4), North Carolina (1), Florida (1), and Nevada (1) for an aggregate purchase price of $137.4 million. Subsequent to June 30, 2022, the Company completed the acquisition of one of these self-storage facilities in North Carolina for a purchase price of $20.0 million. Also subsequent to June 30, 2022, the Company entered into contracts to acquire seven self-storage facilities in Missouri (5), Arizona (1), and Massachusetts (1) for an aggregate purchase price of $140.1 million. The purchases of the remaining facilities are subject to customary conditions to closing, and there is no assurance that any of these facilities will be acquired.

As of the date of this press release, the Company has acquired 32 stores for $634.1 million since January 1, 2022 and is under contract for 13 stores with an aggregate purchase price of $257.5 million of which $60 million is expected to close during 2023.

THIRD-PARTY MANAGEMENT:

The Company continues to aggressively and profitably grow its third-party management platform. During the quarter, the Company added 17 stores (gross). As of quarter end, the Company managed 385 facilities in total, including those in which it owns a noncontrolling interest.

FINANCIAL POSITION:

At June 30, 2022, the Company had approximately $32.6 million of cash on hand, and approximately $197 million available on its line of credit.

Subsequent to June 30, 2022, the Company closed on the refinancing of its existing bank credit facility that was scheduled to mature on March 10, 2023. Through the refinancing, the new facility was increased from $500 million to $1.25 billion through a syndicate of ten banks providing committed liquidity to the Company to January 2027 on terms comparable to or improved from the terms of the existing facility.

Below are key financial ratios at June 30, 2022:

• Debt to Enterprise Value (at $111.66/share)	24.4%
• Debt to Book Cost of Storage Facilities	40.3%
• Debt to Recurring Annualized EBITDA	4.6x
• Debt Service Coverage	5.7x

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company’s Board of Directors approved an 8% increase in the quarterly dividend to $1.08 per share, or $4.32 annualized. The dividend was paid on July 26, 2022 to shareholders of record on July 15, 2022.

YEAR 2022 EARNINGS GUIDANCE:

The following assumptions covering operations have been utilized in formulating guidance for 2022:

	Current Guidance Range			Prior Guidance Range (May 4, 2022)
Same Store Revenue	13.25%	-	14.25%	10.50%	-	11.50%
Same Store Operating Costs (excluding property taxes)	4.50%	-	5.50%	4.50%	-	5.50%
Same Store Property Taxes	6.25%	-	7.25%	6.25%	-	7.25%
Total Same Store Operating Expenses	5.00%	-	6.00%	5.00%	-	6.00%
Same Store Net Operating Income	16.5%	-	17.5%	13.0%	-	14.0%
General & Administrative	$71M	-	$73M	$69M	-	$71M

Expansions & Enhancements	$65M	-	$75M	$65M	-	$75M
Capital Expenditures	$30M	-	$35M	$30M	-	$35M
Wholly Owned Acquisitions	$800M	-	$1,000M	$700M	-	$900M
Joint Venture Investments	$75M	-	$125M	$50M	-	$100M

Adjusted Funds from Operations per Share	$6.27	-	$6.33	$6.04	-	$6.14

Reconciliation of Guidance	3Q 2022 Range or Value	FY 2022 Range or Value
Earnings per share attributable to common shareholders - diluted	$1.03 - $1.07	$3.98 - $4.04
Plus: real estate depreciation and amortization	0.59 - 0.59	2.29 - 2.29
FFO per share	$1.62 - $1.66	$6.27 - $6.33

The Company’s 2022 same store pool consists of the 580 stabilized stores wholly owned since December 31, 2020. Forty-five of the stores purchased through June 30, 2022, at certificate of occupancy or that were in the early stages of lease-up are not included, regardless of their current occupancies. The Company believes that occupancy levels achieved during the lease-up period, using discounted rates, are not truly indicative of a new store’s performance, and therefore do not result in a meaningful year-over-year comparison in future years. The Company will include such stores in its same store pool in the second year after the stores achieve 80% sustained occupancy using market rates and incentives.

FORWARD LOOKING STATEMENTS:

When used herein, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

  adverse changes in general economic conditions, the real estate industry and in the markets in which we operate;
  the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;
  impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations;
  potential liability for uninsured losses and environmental contamination;
  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
  loss of key personnel;
  the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations;
  the Company’s ability to effectively compete in the industry in which it does business;
  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
  the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;
  interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants;
  exposure to litigation or other claims;
  risks associated with breaches of our data security;
  the regional concentration of the Company's business may subject the Company to economic downturns in the states of Florida and Texas;
  the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and
  failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

CONFERENCE CALL:

Life Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, August 4, 2022. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 888.506.0062 (domestic) or 973.528.0011 (international); passcode 561992 or request to be joined into the Life Storage call. Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at lifestorage.com. The webcast will be archived for a period of 90 days; a telephone replay will also be available for 14 days by calling 877.481.4010 and entering passcode 46127.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, the Company operates more than 1,100 storage facilities in 36 states. The Company serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to approximately 675,000 customers, making it a leader in the industry. For more information visit http://invest.lifestorage.com.

Life Storage, Inc.
Balance Sheet Data
(unaudited)

	June 30,	December 31,
(dollars in thousands)	2022	2021
Assets
Investment in storage facilities:
Land	$1,266,040	$1,185,976
Building, equipment and construction in progress	6,468,230	5,904,481
	7,734,270	7,090,457
Less: accumulated depreciation	(1,088,128)	(1,007,650)
Investment in storage facilities, net	6,646,142	6,082,807
Cash and cash equivalents	32,639	171,865
Accounts receivable	21,136	17,784
Receivable from joint ventures	625	333
Investment in joint ventures	202,026	213,003
Prepaid expenses	11,728	9,918
Intangible asset - in-place customer leases	9,152	13,966
Trade name	16,500	16,500
Other assets	27,236	30,421
Total Assets	$6,967,184	$6,556,597

Liabilities
Line of credit	$303,000	$-
Term notes, net	2,749,735	2,747,838
Accounts payable and accrued liabilities	119,962	131,778
Deferred revenue	32,583	27,277
Mortgages payable	36,646	37,030
Total Liabilities	3,241,926	2,943,923

Noncontrolling redeemable Preferred Operating Partnership Units at redemption value	90,772	90,783

Noncontrolling redeemable Common Operating Partnership Units at redemption value	114,125	142,892

Equity
Common stock	844	836
Additional paid-in capital	3,801,203	3,697,000
Accumulated deficit	(278,020)	(314,713)
Accumulated other comprehensive loss	(3,666)	(4,124)
Total Shareholders' Equity	3,520,361	3,378,999
Total Liabilities and Shareholders' Equity	$6,967,184	$6,556,597

Life Storage, Inc.
Consolidated Statements of Operations
(unaudited)
	April 1, 2022	April 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands, except share data)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenues
Rental income	$227,239	$163,096	$432,748	$313,379
Tenant reinsurance	18,257	13,705	35,525	26,324
Other operating income	5,210	4,321	10,068	8,716
Management and acquisition fee income	6,340	6,140	12,196	10,730
Total operating revenues	257,046	187,262	490,537	359,149

Expenses
Property operations and maintenance	42,458	33,369	84,827	67,109
Tenant reinsurance	6,481	5,425	13,328	10,206
Real estate taxes	25,356	20,510	49,879	40,397
General and administrative	18,636	15,083	34,502	29,266
Depreciation and amortization	42,631	33,118	83,426	64,406
Amortization of in-place customer leases	5,445	2,653	11,050	4,724
Total operating expenses	141,007	110,158	277,012	216,108

Gain on sale of non-real estate assets	1,925	-	1,965	-

Income from operations	117,964	77,104	215,490	143,041

Other income (expense)
Interest expense (A)	(25,505)	(20,774)	(49,745)	(41,119)
Interest and dividend income	4	7	18	786
Equity in income of joint ventures	1,914	1,428	4,032	2,649

Net income	94,377	57,765	169,795	105,357
Net income attributable to noncontrolling preferred interests in the Operating Partnership	(1,007)	-	(2,003)	-
Net income attributable to noncontrolling common interests in the Operating Partnership	(1,106)	(249)	(1,953)	(459)
Net income attributable to common shareholders	$92,264	$57,516	$165,839	$104,898

Earnings per common share attributable to common shareholders - basic	$1.09	$0.75	$1.98	$1.38

Earnings per common share attributable to common shareholders - diluted	$1.09	$0.74	$1.97	$1.37

Common shares used in basic earnings per share calculation	84,270,378	77,057,520	83,957,402	76,222,426

Common shares used in diluted earnings per share calculation	84,428,182	77,219,999	84,132,978	76,365,100

Dividends declared per common share	$1.0000	$0.7400	$2.0000	$1.4800

(A) Interest expense for the period ending June 30 consists of the following
Interest expense	$24,775	$20,171	$48,284	$39,914
Amortization of debt issuance costs	730	603	1,461	1,205
Total interest expense	$25,505	$20,774	$49,745	$41,119

Life Storage, Inc.
Computation of Funds From Operations (FFO) (1)
(unaudited)
	April 1, 2022	April 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands, except share data)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net income attributable to common shareholders	$92,264	$57,516	$165,839	$104,898
Noncontrolling common interests in the Operating Partnership	1,106	249	1,953	459
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	47,540	35,257	93,406	68,076
Depreciation and amortization from unconsolidated joint ventures	2,340	1,241	4,143	2,443
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(1,697)	(407)	(3,087)	(766)
Funds from operations available to common shareholders	141,553	93,856	262,254	175,110
FFO per share - diluted	$1.68	$1.22	$3.11	$2.29

Adjustments to FFO
Gain on sale of non-real estate assets	(1,925)	-	(1,965)	-
Acquisition fee	(132)	(1,280)	(132)	(1,280)
Funds from operations resulting from non-recurring items
allocable to noncontrolling interest in Operating Partnership	24	5	24	5
Adjusted funds from operations available to common shareholders	139,520	92,581	260,181	173,835
Adjusted FFO per share - diluted	$1.65	$1.20	$3.09	$2.28

Common shares - diluted	84,428,182	77,219,999	84,132,978	76,365,100

Life Storage, Inc.
Computation of Net Operating Income (2)
(unaudited)
	April 1, 2022	April 1, 2021	January 1, 2022	January 1, 2021
	to	to	to	to
(dollars in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net Income	$94,377	$57,765	$169,795	$105,357
General and administrative	18,636	15,083	34,502	29,266
Depreciation and amortization	48,076	35,771	94,476	69,130
Interest expense	25,505	20,774	49,745	41,119
Interest and dividend income	(4)	(7)	(18)	(786)
Equity in income of joint ventures	(1,914)	(1,428)	(4,032)	(2,649)
Net operating income	$184,676	$127,958	$344,468	$241,437

Same store (4)	$135,730	$108,278	$256,277	$207,146
Net operating income related to tenant reinsurance	11,776	8,280	22,197	16,118
Other stores, management fee income, and gain on
sale of non-real estate assets	37,170	11,400	65,994	18,173
Total net operating income	$184,676	$127,958	$344,468	$241,437

Life Storage, Inc.
Quarterly Same Store Data (3) (4) 580 mature stores owned since 12/31/20
(unaudited)
	April 1, 2022	April 1, 2021
	to	to		Percentage
(dollars in thousands)	June 30, 2022	June 30, 2021	Change	Change

Revenues:
Rental income	$183,821	$154,286	$29,535	19.1%
Other operating income	2,020	2,043	(23)	-1.1%
Total operating revenues	185,841	156,329	29,512	18.9%

Expenses:
Payroll and benefits	10,374	10,375	(1)	0.0%
Real estate taxes	19,954	19,420	534	2.7%
Utilities	3,918	3,634	284	7.8%
Repairs and maintenance	4,925	4,565	360	7.9%
Office and other operating expense	4,872	4,199	673	16.0%
Insurance	1,799	1,741	58	3.3%
Advertising	52	52	-	0.0%
Internet marketing	4,217	4,065	152	3.7%
Total operating expenses	50,111	48,051	2,060	4.3%

Net operating income (2)	$135,730	$108,278	$27,452	25.4%

QTD Same store move ins	59,990	56,226	3,764

QTD Same store move outs	56,729	49,066	7,663

Other Comparable Quarterly Same Store Data (4)
(unaudited)
	April 1, 2022	April 1, 2021
	to	to		Percentage
	June 30, 2022	June 30, 2021	Change	Change
2021 Same store pool (530 stores)
Revenues	$168,673	$141,790	$26,883	19.0%
Expenses	45,521	43,434	2,087	4.8%
Net operating income	$123,152	$98,356	$24,796	25.2%

2020 Same store pool (514 stores)
Revenues	$163,535	$137,309	$26,226	19.1%
Expenses	43,883	42,130	1,753	4.2%
Net operating income	$119,652	$95,179	$24,473	25.7%

Life Storage, Inc.
Year to Date Same Store Data (3) (4) 580 mature stores owned since 12/31/20
(unaudited)
	January 1, 2022	January 1, 2021
	to	to		Percentage
(dollars in thousands)	June 30, 2022	June 30, 2021	Change	Change

Revenues:
Rental income	$353,266	$300,716	$52,550	17.5%
Other operating income	3,945	3,888	57	1.5%
Total operating revenues	357,211	304,604	52,607	17.3%

Expenses:
Payroll and benefits	21,197	21,442	(245)	-1.1%
Real estate taxes	39,698	38,747	951	2.5%
Utilities	8,423	7,771	652	8.4%
Repairs and maintenance	10,256	9,691	565	5.8%
Office and other operating expense	9,577	8,621	956	11.1%
Insurance	3,562	3,463	99	2.9%
Advertising	104	104	-	0.0%
Internet marketing	8,117	7,619	498	6.5%
Total operating expenses	100,934	97,458	3,476	3.6%

Net operating income (2)	$256,277	$207,146	$49,131	23.7%

YTD Same store move ins	110,193	107,971	2,222

YTD Same store move outs	106,680	95,626	11,054

Life Storage, Inc.
Other Data - unaudited	Same Store (3)		All Stores (5)
	2022	2021	2022	2021

Weighted average quarterly occupancy	94.0%	95.1%	93.5%	94.7%

Occupancy at June 30	94.0%	95.6%	93.7%	95.0%

Rent per occupied square foot	$18.45	$15.37	$18.21	$15.32

Life Storage, Inc.
Other Data - unaudited (continued)

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the six months ended June 30, 2022:

Beginning balance	$7,090,457
Property acquisitions	607,856
Improvements and equipment additions:
Expansions	12,263
Roofing, paving, and equipment:
Stabilized stores	14,729
Recently acquired stores	3,282
Change in construction in progress (Total CIP $53.9 million)	9,279
Dispositions and Impairments	(3,596)
Storage facilities at cost at period end	$7,734,270

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	June 30, 2022	June 30, 2021
Management and administrative salaries and benefits	$11,213	$9,784
Training	265	143
Call center	964	751
Life Storage Solutions costs	346	277
Income taxes	887	568
Legal, accounting and professional	1,412	893
Other administrative expenses (6)	3,549	2,667
	$18,636	$15,083

Net rentable square feet	June 30, 2022
Wholly owned properties	53,579,937
Joint venture properties	8,877,327
Third party managed properties	20,134,342
	82,591,606

	June 30, 2022	June 30, 2021

Common shares outstanding	84,384,380	78,041,891
Operating Partnership Units outstanding	1,041,510	332,399
(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.
Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
(2) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expenses, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and in comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.
(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.
(4) Revenues and expenses do not include items related to tenant reinsurance.
(5) Does not include unconsolidated joint venture stores or other stores managed by the Company.
(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Contacts

Life Storage, Inc.
Alex Gress
(716) 295-6833
agress@lifestorage.com